SCHEDULE 14A
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INFORMATION REQUIRED IN THE PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Affirmative Insurance Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AFFIRMATIVE INSURANCE HOLDINGS, INC.
4450 Sojourn Drive, Suite 500
Addison, Texas 75001
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 20, 2005
Dear Stockholder:
      Notice is hereby given that the 2005 annual meeting of stockholders of Affirmative Insurance Holdings, Inc. (the “Company”) will be held on May 20, 2005 at 9:00 a.m. at the InterContinental Dallas, 15201 Dallas Parkway, Addison, Texas 75001. During the annual meeting, we will address the following items of business:

1. the election of directors;

2. the ratification of the appointment of independent auditors for the fiscal year ended December 31, 2005; and

3. such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
      Accompanying this notice is the proxy statement, which provides information about the Company’s board of directors and management team, and further describes the business we will conduct at the meeting.
      Only stockholders of record as of the close of business on March 28, 2005 will be entitled to notice of, and to vote at, the annual meeting.
      We sincerely hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.
      This notice and proxy statement are first being mailed to stockholders on or about April 11, 2005.

Sincerely yours,

David B. Snyder, Secretary
Addison, Texas
April 4, 2005

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
ITEM 1 -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ADDITIONAL INFORMATION
OTHER MATTERS
QUESTIONS?
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
AFFIRMATIVE INSURANCE HOLDINGS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

AFFIRMATIVE INSURANCE HOLDINGS, INC.
4450 Sojourn Drive, Suite 500
Addison, Texas 75001
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2005
GENERAL INFORMATION
Solicitation and Revocability of Proxies
      The board of directors (the “Board”) of Affirmative Insurance Holdings, Inc. (the “Company”) is soliciting proxies in connection with its annual meeting of stockholders and any adjournments or postponements thereof (the “Annual Meeting”) to be held on May 20, 2005 at 9:00 a.m. at the InterContinental Dallas, 15201 Dallas Parkway, Addison, Texas 75001. The approximate date on which this proxy statement and the enclosed proxy card, notice of meeting, and annual report are first being mailed to stockholders of record on the record date is April 11, 2005.
      If the accompanying proxy card is duly executed and returned, the shares of common stock of the Company represented thereby will be voted in accordance with the Board’s recommendations set forth herein and, where the stockholder makes a specification, will be voted in accordance with such specification. A proxy may be revoked by the person executing it at any time before it has been exercised, but the revocation of the proxy will not be effective until written notice thereof has been given to David B. Snyder, Secretary, Affirmative Insurance Holdings, Inc., 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. If a stockholder attends the Annual Meeting, the stockholder may revoke the proxy and vote in person.
Shares Outstanding and Voting Rights
      As of March 28, 2005, 16,852,753 shares of the Company’s common stock, par value $0.01 per share were outstanding. The common stock constitutes the only class of voting securities of the Company. Only stockholders of record as of the close of business on March 28, 2005 (the “Record Date”) are entitled to receive notice of, and to vote at the Annual Meeting. Holders of common stock of the Company are entitled to one vote for each share so held. Holders of common stock of the Company do not have cumulative voting rights with respect to the election of directors.
Quorum and Required Vote
      Quorum. Unless a quorum is present at the Annual Meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The holders of a majority of the outstanding shares of common stock, present in person or represented by proxy, are necessary to constitute a quorum at the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters and “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as shares present and entitled to vote in determining the presence or absence of a quorum. The inspector of election appointed for the annual meeting will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.
      Required Vote. If a quorum is obtained, directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominees. Votes marked “For” Item One will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes “Withheld” from a nominee also have no effect on the vote since a plurality of the shares cast at the annual meeting is required for the election of each nominee. Stockholders may not abstain from voting with respect to the election of directors. Because the election of directors is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of this proposal.
      Ratification of the appointment of independent auditors requires the majority of all the votes cast on the matter at the Annual Meeting by stockholders at which a quorum is present in person or by proxy. Abstentions from voting on the ratification of the independent auditors will not be counted as votes cast and therefore will have no effect on the outcome of the proposal. Because the ratification of the appointment of auditors is a routine matter for which specific instructions from beneficial owners will not be required, no “broker non-votes” will arise in the context of this proposal.
QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

1.	What is a proxy and how does the proxy process operate?
      The proxy process is the means by which corporate stockholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. A proxy is your legal designation of another person to vote the stock you own. The people that you designate to vote your shares are called proxies. Thomas E. Mangold, Timothy A. Bienek, and David B. Snyder of the Company have been designated as proxies for the 2005 Annual Meeting. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.
      By executing the proxy card, you authorize the above-named individuals to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares as of the record date entitled to vote) must be represented at the meeting in person or by proxy. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of our company or its stockholders.

2.	What is a proxy statement?
      It is a disclosure document in which the Company furnishes you with important information to assist you in deciding whether to authorize the proxies to vote on your behalf.

3.	What is the purpose of holding this meeting?
      We are holding the Annual Meeting to elect directors and ratify appointment of our independent auditors. The director nominees have been recommended by our nominating and corporate governance committee to our Board and our Board has nominated the nominees. The appointment of our independent auditors has been approved by our audit committee and our Board has ratified such appointment. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

4.	What is the difference between a stockholder of record and a stockholder who holds stock in street name?
      (a) If your shares are registered in your name with our transfer agent, EquiServe Trust Company, N.A., you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the meeting.
      (b) If you are the beneficial owner of shares and they are held in the name of your brokerage firm, bank or other nominee, then your shares are held in “street name.” Your broker of record or bank, as the record holder of your shares, is required to vote those shares in accordance with your instructions. If you beneficially own shares in street name, these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner in street name is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

5.	What is the record date and what does it mean?
      The record date for the Annual Meeting is March 28, 2005 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. Owners of record of common stock of the Company at the close of business on the Record Date are entitled to:

(a) receive notice of the meeting, and

(b) vote at the meeting and any adjournments or postponements of the meeting.

6.	What different methods can I use to vote?
      (a) By Mail by sending in the Written Proxy Card: If your shares are registered directly in your name as the holder of record, you may vote your shares by marking, signing, dating and mailing the proxy card in the postage paid envelope that we have provided. All stockholders of record on the Record Date can vote by this written proxy card.
      If your shares are held in street name, you must vote by giving instructions to your bank, broker or nominee. Only your broker, bank or other nominee can give a proxy with respect to your shares. You should receive a proxy card from your bank or broker, which you must return to have your shares voted. If you have not received a proxy card from your bank or broker, you may contact it directly to provide it with instructions on how you wish to vote.
      (b) In Person: If you are a registered stockholder and attend the annual meeting, you may deliver your completed and signed proxy card in person. If your shares are held in street name, and you wish to vote in person at the annual meeting, you will need to obtain a legal proxy form from your broker or bank that holds your shares of record and you must bring that document to the annual meeting.

7.	What is the effect of not voting?
      It depends on how ownership of your shares is registered. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, if you do not provide your broker voting instruction, your broker may or may not vote your shares, depending upon the proposal.

8.	If I do not vote, will my broker vote for me and how will abstentions and broker non-votes be counted?
      If you own your shares through a broker and you do not vote, your broker may vote your shares in its discretion on some “routine matters.” However, with respect to other proposals, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. The proposal with respect to the election of directors set forth in this proxy statement is a routine matter on which brokers will be permitted to vote unvoted shares.

9.	How can I revoke or change my proxy?
      You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting. If you are a registered holder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to the corporate secretary; (2) by submitting another valid proxy bearing a later date; or (3) by attending the meeting in person and giving the inspector of election notice that you intend to vote your shares in person. If your shares are held in street name by a broker, you must contact your broker in order to revoke your proxy, but generally, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

10.	Who counts the votes?
      The Company has retained a representative of EquiServe Trust Company, N.A. to serve as an independent tabulator to receive and tabulate the proxies and as an independent inspector of election to certify the results.

11.	Will you use a soliciting firm to receive votes?
      We use our transfer agent, their agents, and brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and employees for soliciting proxies.

12.	What are your voting choices when voting for director nominees, and what vote is needed to elect directors?
      With regard to the election of directors, you may cast your vote in favor of or withhold your vote for each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. In accordance with the Company’s bylaws and Delaware law, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, up to the number of directors to be elected, will be elected as directors of the Company.
The Board unanimously recommends the stockholders vote “FOR” each of the nominees.

13.	How can I obtain copies of the Company’s annual report and other available information about the Company?
      The Company is furnishing with this Proxy Statement a copy of its 2004 Annual Report including financial statements. Stockholders may receive a copy of the Company’s 2004 Annual Report on Form 10-K at no charge by sending a written request to David B. Snyder, Secretary of the Company, at 4450 Sojourn Drive, Suite 500, Addison, Texas 75001.
      You can also visit our website at www.affirmativeholdings.com for free access to filings made to the Securities and Exchange Commission (the “SEC”), including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC. The Company’s corporate governance documents can also be accessed free of charge at the Company’s website, www.affirmativeholdings.com.

14.	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?
      Stockholder proposals requested to be included in our proxy statement for our 2006 Annual Meeting or otherwise must be in writing and received by us by December 12, 2005, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals and our bylaws. A copy of our bylaws is available from the Secretary of the Company upon written request. Proposals should be directed to the Secretary of the Company at the address listed above.
ITEM 1 — ELECTION OF DIRECTORS
      Our Certificate of Incorporation provides that our Board consists of one class of directors. All current directors’ terms expire at the 2005 Annual Meeting of stockholders. The Nominating and Corporate Governance Committee of the Board recommended each of the current directors for re-election and the Board has nominated each of the current directors for re-election.
      All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting and until their respective successors are duly elected and qualified. Information on each of our nominees is given below.
      We have no reason to believe that any of the director nominees will be unable or unwilling for good cause to serve if elected. However, if any director nominee becomes unavailable or unwilling for good cause to serve before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.
      Unless marked to the contrary, proxies received will be voted FOR the election of each of the director nominees.
Recommendation of the Board of Directors
      Our board of directors unanimously recommends that stockholders vote FOR each of the following nominees.

Nominee	Business Experience

Lucius E. Burch, III Age 63	Mr. Burch became a director beginning immediately prior to the Company’s initial public offering. Mr. Burch serves on the Company’s Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee. Mr. Burch is Chairman of Burch Investment Group, formerly Massey Burch Investment Group, which he joined in 1968. Mr. Burch also serves on the Board of Directors of Corrections Corporation of America.

Nominee	Business Experience

Thomas C. Davis Age 56	Mr. Davis became a director beginning immediately prior to the Company’s initial public offering. Mr. Davis serves on the Company’s Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee. Mr. Davis has served as Chief Executive Officer of The Concorde Group, a private investment firm, since March 2001. Mr. Davis was previously the Managing Partner and head of the investment banking and corporate finance activities of Credit Suisse First Boston, formerly Donaldson, Lufkin & Jenrette, in the southwest United States from March 1984 to February 2001. Mr. Davis also serves on the boards of directors of Dean Foods Company and Westwood Holdings Group, Inc.
Thomas E. Mangold Age 50	Mr. Mangold has been our Chief Executive Officer, President and Chairman of the Board of Directors since December 2000. Mr. Mangold serves on the Company’s Executive Committee. Mr. Mangold has 24 years of experience in the insurance industry. Prior to joining the Company, Mr. Mangold served as Chief Executive Officer of Bristol West Insurance Group, Inc., a provider of non-standard automobile insurance and related services, from 1999 to 2000. From 1992 to 1997, Mr. Mangold served as Executive Vice President, Chief Operating Officer and director of Titan Holdings, Inc. and was responsible for overseeing all of the auto, public entity, premium finance and corporate operations of Titan Holdings. Mr. Mangold was also instrumental in the initial public offering of Titan Holdings in 1993, a secondary stock offering in 1995 and the sale of Titan Holdings to USF&G in 1997. Mr. Mangold continued to serve as President of Titan Auto, the primary operating subsidiary of Titan Holdings, until 1998 when Titan Auto was purchased by St. Paul. From 1977 to 1992, Mr. Mangold served in numerous management and executive positions at insurance and reinsurance companies, including the Insurance Company of North America, Guy Carpenter & Company, Inc., Delaney Intermediaries, Inc., First Security Insurance Group and Titan Insurance Company, formerly Imperial Midwest Insurance Company.

Nominee	Business Experience

Mark E. Pape Age 54	Mr. Pape became a director beginning immediately prior to the Company’s initial public offering. Mr. Pape serves on the Company’s Audit Committee. Mr. Pape has served as President and Chief Executive Officer of R. E. Technologies, Inc., a database marketing company for the apartment management industry, since April 2002. Mr. Pape served as Senior Vice President and Chief Financial Officer of LoanCity.com from January 1999 to June 2001.
Suzanne T. Porter Age 45	Ms. Porter became a director beginning immediately prior to the Company’s initial public offering. Ms. Porter is Chairman of the Company’s Nominating and Corporate Governance Committee and serves on the Company’s Audit Committee. Ms. Porter has served as a Principal in Health Care Strategies, a healthcare consulting company, since January 2004. Ms. Porter served as a Senior Vice President of Operations Strategy at Tenet Healthcare Corporation from 1999 to May 2003 and as Tenet’s Vice President, Strategy and Business Development, Eastern Division from 1997 to 1999.
Mark E. Watson Age 69	Mr. Watson became a director beginning immediately prior to the Company’s initial public offering. Mr. Watson is Chairman of the Company’s Compensation Committee. Mr. Watson was the founder and served as the Chairman and Chief Executive Officer of Titan Holdings, Inc., which was acquired by USF&G Insurance Company, from 1983 to 1998. Since 1998, Mr. Watson has operated the Diamond K Ranch, a hunting ranch which he has owned since 1989. Mr. Watson also serves as a director of Ilex Oncology, Inc.
Paul J. Zucconi Age 64	Mr. Zucconi became a director beginning immediately prior to the Company’s initial public offering. Mr. Zucconi is Chairman of the Company’s Audit Committee. Mr. Zucconi was an Audit Partner at KPMG LLP from July 1976 to January 2001. Since that time, Mr. Zucconi has been retired. Mr. Zucconi is a director and serves on the audit committees of Torchmark Corporation and Titanium Metals Corporation. He is also a director of The National Kidney Foundation of North Texas, a non-profit organization.

CORPORATE GOVERNANCE
General
      Governance of the Company is placed in the hands of the Directors who, in turn, elect officers to manage the business operations. The Board oversees the management of the Company on your behalf. It reviews the Company’s long-term strategic plans and exercises direct decision making authority in all major decisions, such as acquisitions, the declaration of dividends, major capital expenditures and the establishment of Company policies. The size of our Board is set at seven, and we currently have seven directors.
      The Board maintains an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee, which are each further described below. Based upon the review of the Nominating and Corporate Governance Committee, the Board has determined, in its business judgment, that (a) each of the current directors, except Thomas E. Mangold, is independent within the meaning of the rules of the NASDAQ National Stock Market, Inc. (“Nasdaq”) director independence standards, as currently in effect, (b) each of the members of each of the Board committees is “independent” within the meaning of Nasdaq’s director independence standards (except for Mr. Mangold who is a member of the Executive Committee) and meets all other applicable requirements of the SEC, Nasdaq and the Internal Revenue Service and (c) Paul J. Zucconi, a member of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC and satisfies Nasdaq’s financial experience requirements.
Corporate Governance Policies and Charters
      Current copies of the following materials related to the Company’s corporate governance policies and practices are available publicly on the Company’s web site at www.affirmativeholdings.com:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter
      A copy of our Audit Committee charter is attached to the proxy statement as Appendix A. You may also obtain copies of these charters by written request to the Company’s Secretary.
      The Board has approved and adopted the Company’s Code of Business Conduct and Ethics. A copy of the Code of Business Conduct and Ethics, which applies to directors, executive officers and employees, will be sent without charge upon written request to the Company’s Secretary and also may be viewed on our website at www.affirmativeholdings.com. We will post on our web site any amendments to the Code of Business Conduct and Ethics or waiver thereof for directors and executive officers.
Meetings
      During 2004, the full Board met on three occasions and took action by writing on one occasion. During their tenure in 2004, each director attended all meetings held by the Board and all meetings held by committees of the Board on which such director served.
      The Company’s policy is to require director attendance at annual meetings of stockholders. The 2005 Annual Meeting of Stockholders will be our first meeting of stockholders.
Executive Sessions
      The Company’s independent directors will meet at least twice per year prior to regularly scheduled meetings of the Board. The independent directors did not meet during 2004. Any independent director can request that an additional executive session be scheduled. At each such meeting, one of the non-management directors is selected by the others to be the presiding director at that meeting.

Stockholder Communications
      Stockholders wishing to write to the Board or a specified director or committee of the Board should send correspondence to David B. Snyder, Secretary, 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. The Secretary of the Company will review stockholder communications to determine if the concern may be best addressed by an internal department of the Company (such as investor relations), the full Board, the Chairman of the Board, a particular committee of the Board, a Chairman of a particular committee of the Board or a particular member of the Board.
Audit Committee

General
      On May 21, 2004, the Board adopted the Audit Committee Charter, which was subsequently amended by the Audit Committee on February 21, 2005, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee reviews and assesses the adequacy of the Audit Committee Charter annually.
      The Audit Committee is composed of Paul J. Zucconi (Chairman), Mark E. Pape, and Suzanne T. Porter. This committee met three times and did not take any action in writing in 2004. Each of the Audit Committee members meets the financial literacy and independence requirements under Nasdaq rules and the rules and regulations of the SEC. Paul Zucconi, a licensed CPA and former auditor of multiple public companies, has been designated as the “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.
      The Audit Committee oversees and reviews our accounting, financial reporting and control processes and the audits of our financial statements, including: (1) the preparation, presentation and integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent auditor’s qualifications and independence; and (4) the performance of our internal audit function and independent auditor. Our audit committee:

•	has sole responsibility to retain and terminate our independent auditor, subject to stockholder ratification;

•	pre-approves all audit and non-audit services performed by our independent auditor and the fees and terms of each engagement;

•	appoints and oversees our internal auditor, and review the scope and results of each annual internal audit; and

•	reviews our audited financial statements and related public disclosures, earnings press releases and other financial information and earnings guidance provided to analysts or rating agencies.
      The Audit Committee also evaluates information received from the outside auditor and the Company’s management to determine whether the outside auditor is independent of management. The outside accounting firm reports directly to the Audit Committee. PricewaterhouseCoopers was the outside, independent auditor retained by the Audit Committee for the 2004 fiscal year. Representatives from PricewaterhouseCoopers will attend the 2005 Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.
      In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company concerning accounting, internal controls over financial reporting or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters. During the year, the Audit Committee held discussions with both PricewaterhouseCoopers and management regarding the Company’s actions to evaluate and report on our internal control over financial reporting and disclosure controls for fiscal year 2005, as well as our current disclosure controls and procedures.

Approval of Audit and Non-Audit Services
      The Audit Committee, or its Chairman, approves all audit and permissible non-audit services (including the fees and terms of the services) performed for the Company by its independent accountants prior to the time that those services are commenced. The Chairman reports to the full Audit Committee at each of its meetings, and the Audit Committee approves what the Chairman has authorized in the interim between meetings. For these purposes, the Audit Committee or its Chairman is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service. The Audit Committee pre-approved all fees for 2004 noted above and in the table under “Item 2 — Ratification of Appointment of Independent Auditors — Fees Paid to Independent Auditor.” The Audit Committee has submitted the following report to stockholders:

Report of the Audit Committee
      On March 9, 2005, the Audit Committee met with representatives of PricewaterhouseCoopers and Company management and retained PricewaterhouseCoopers as the Company’s independent public accountants for fiscal year 2005. The Audit Committee also reviewed with Company management, PricewaterhouseCoopers and the Company’s accounting and internal audit officers the results of the 2004 audit, including the audited financial statements. The Audit Committee reviewed the requirements of its charter previously adopted and the reports required to be disclosed to the Audit Committee. The Audit Committee discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The PricewaterhouseCoopers representatives reviewed the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, regarding independence of public accountants with the Audit Committee and presented their Report on Auditor Independence regarding that matter to the Audit Committee. We have considered the level of non-audit services provided by the external auditor in consideration of auditor independence. As part of its deliberations, the Audit Committee determined that PricewaterhouseCoopers was independent of the Company. We also discussed with management, the internal auditors and the external auditor the quality and adequacy of our Company’s internal control over financial reporting and disclosure controls and procedures and internal audit organization, responsibilities, budget, staffing and identification of audit risks.
      During the course of the March 9, 2005 meeting, the Audit Committee also reviewed and discussed with management and the external auditor a draft of the Form 10-K and the audited financial statements for the year ended December 31, 2004, which had been provided to the Audit Committee in advance of the meeting. Management has the responsibility for the preparation of the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. The external auditor has the responsibility for the examination of the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. Based on their review of all of the above and on discussions with management and the external auditor, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.
Respectfully submitted,
Audit Committee
Paul J. Zucconi (Chairman)
Mark E. Pape
Suzanne T. Porter

Compensation Committee

General
      The Compensation Committee is composed of Mark E. Watson, Jr. (Chairman), Lucius E. Burch, III and Thomas C. Davis, each of whom are independent non-employee directors. The principal responsibilities of the compensation committee are to:

•	evaluate the performance and approve the compensation of our executive officers and such other key executives or other officers as identified by the committee;

•	prepare an annual report on executive compensation for inclusion in our proxy statement; and

•	oversee our compensation and benefit plans, including the review, approval and administration of incentive compensation plans and equity-based plans.
      The compensation committee reviews and approves corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and establishes the Chief Executive Officer’s compensation levels based on its evaluation.
      The Compensation Committee met three times and took action in writing one time during 2004. The Compensation Committee has submitted the report below to stockholders.

Compensation Committee Interlocks and Insider Participation
      No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of such committee, the entire Board) of another corporation, one of whose executive officers served on the Compensation Committee or as a director of the Company. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee.

Compensation Committee Report on Executive Compensation
      The general philosophy of the Compensation Committee is to provide executive compensation designed to enhance stockholder value including annual compensation (salary and bonus awards) and long-term compensation (stock options and restricted stock). With this philosophy in mind, the Compensation Committee designs compensation plans and incentives to link the financial interests of the Company’s executive officers to the interests of its stockholders, to base executive compensation on the company’s performance, to attract and retain talented leadership and to encourage significant ownership of the company’s common stock by executive officers.
      In making the decisions affecting executive compensation, the Compensation Committee reviews the nature and scope of the executive officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals. The Compensation Committee also considers the compensation practices of other public companies.
Salary
      The executive officers received a salary that is based on the criteria discussed above. The base salary of each of the executive officers, other than the chief executive officer, is reviewed annually by the Compensation Committee, with adjustments made based primarily on the recommendations of the chief executive officer. In reviewing base salaries, we engaged an outside consulting firm to furnish us with competitive market data. Using this market data as a guideline, the Compensation Committee considers various factors, including with regard to the position of the executive officer, the compensation of officers of comparable companies within the insurance industry, the performance of the executive officer with respect to specific objectives, increases in responsibilities and recommendations of the chief executive officer. The specific objectives for each executive officer vary each year in accordance with the scope of the officer’s position, the potential inherent in that position for impacting the Company’s operating and financial results and the actual operating and financial contributions produced by the officer in previous years. The chief executive officer and the Compensation Committee also consider each executive officer’s responsibilities related to achieving certain objectives within the context of the Company’s annual business plan, including (1) total controlled premium, (2) agency pre-tax margin, (3) combined ratio, (4) earnings per share target and (5) return on equity target.
      Additionally, four of the Company’s executive officers, Thomas E. Mangold, Timothy A. Bienek, M. Sean McPadden, and Katherine C. Nolan, entered into employment agreements with the Company in 2004. Each of these agreements became effective upon the Company’s initial public offering in July 2004. Mr. Bienek’s, Mr. McPadden’s, and Ms. Nolan’s employment agreements each have two-year terms that expire in July 2006. Mr. Mangold’s employment agreement has a three-year term that expires in July 2007. Thereafter, each respective agreement will automatically be extended for an additional year on each anniversary of the effective date, unless either the Company or the executive officer provides at least 90 days’ written notice of non-extension. Under the agreements, the Company currently pays each of the executive officers the following base salaries, subject to annual adjustment: Mr. Mangold — $450,000; Mr. Bienek — $255,000; Mr. McPadden — $270,000; and Ms. Nolan — $215,000. These salaries were last increased in October 2004.
      If the Company terminates Mr. Mangold’s employment without cause, or if Mr. Mangold terminates his employment for good reason (as those terms are defined in his agreement), Mr. Mangold will be entitled to receive the equivalent of three years’ salary and bonus in a lump sum or in 36 monthly installments, as well as accrued compensation and a pro rata bonus as of the termination date, and continued health-related benefits for at least three years. If the Company terminates Mr. Bienek’s, Mr. McPadden’s, or Ms. Nolan’s employment without cause as defined in his or her agreement, or if such executive officer terminates his or her employment for good reason following a change of control, as those terms are defined in the agreements, the executive officer will be entitled to receive the equivalent of two years’ salary and bonus in a lump sum or in 24 monthly installments, as well as accrued compensation and a pro rata bonus as of the termination date, and continued health-related benefits for at least two years. If the Company terminates any of these executive officers’ employment for cause, as defined in the agreements, or if the executive officer resigns, the executive officer will be entitled to receive accrued compensation. In the event an executive officer’s employment is terminated by death, the Company will pay accrued compensation as well as a pro rata bonus amount.
      Any increases to salary levels required under the agreements, as well as salary levels for executive officers who may not be subject to employment agreements, are considered annually by the Compensation Committee.
Annual Incentive Bonuses
      The Company’s executive officers may receive additional amounts as bonus, incentive or equity compensation as determined by the Compensation Committee in accordance with the Company’s regular compensation practices. On February 22, 2005, the Compensation Committee approved annual cash bonus awards earned in 2004 and paid in March 2005 for the Company’s executive officers. Bonuses for 2004 for the Company’s executive officers, including the Chief Executive Officer, were awarded, in part, based on the Company achieving certain profitability targets and metrics for 2004 established by the Compensation Committee relating to (1) total controlled premium, (2) agency segment pre-tax margin, (3) insurance company segment combined ratio, (4) earnings per share, (5) return on equity and (6) department related goals.
Long-Term Compensation
      The Compensation Committee is committed to long-term incentive programs for executives that promote the Company’s long-term growth. Accordingly, the Compensation Committee believes that the executive officers should be rewarded with a proprietary interest in the company for continued long-term performance and to attract, motivate and retain qualified and talented executives.

      Upon completion of the initial public offering in July 2004, the Board of Directors awarded to certain executive officers options to purchase shares of the Company’s common stock under the Affirmative Insurance Holdings, Inc. 2004 Stock Incentive Plan. These options become exercisable at the rate of 20% per year.
Compensation of the Chief Executive Officer
      The Company’s Chief Executive Officer, Thomas E. Mangold, has a three-year employment agreement expiring in July 2007 that pays him an annual salary of $450,000. In addition, Mr. Mangold is eligible to receive annual bonuses and to participate in equity-based compensation plans and long-term incentive compensation plans. The Summary Compensation Table and Option Grants in Last Fiscal Year Table set forth below include additional information regarding other compensation and benefits paid to Mr. Mangold in 2004. Factors considered by the Compensation Committee in setting Mr. Mangold’s base salary were his experience and achievements in the insurance industry, the Company’s operating and financial performance, and the compensation of chief executive officers of comparable companies within the insurance industry.
Internal Revenue Code Section 162(m)
      The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other senior executive officers, except for compensation that is performance-based under a plan that is approved by the stockholders and that meets certain other technical requirements. Based on those requirements, the Compensation Committee has determined that Section 162(m) will not prevent the Company from receiving a tax deduction in 2004 for any of the compensation paid to executive officers.
Respectfully submitted,
Compensation Committee
Mark E. Watson, Jr. (Chairman)
Lucius E. Burch, III
Thomas C. Davis
Nominating and Corporate Governance Committee
      The Company’s Nominating and Corporate Governance Committee consists of Suzanne T. Porter (Chairman), Lucius E. Burch, III and Thomas C. Davis. Each member of the Nominating and Corporate Governance Committee is independent as provided in the Nasdaq rules. The Nominating and Corporate Governance Committee met on February 22, 2005 and recommended to the Board that the current directors be nominated for re-election.
      In 2004, the Nominating and Corporate Governance Committee met on one occasion and did not take any action in writing.
      The Board has established a Nominating and Corporate Governance Committee Charter which is available on the Company’s website at www.affirmativeholdings.com.
      The principal functions of the nominating and corporate governance committee are to:

•	identify, consider and recommend to the Board qualified director nominees for election at our annual meeting;

•	review and make recommendations on matters involving general operation of the Board and its committees, and recommend to the Board nominees for each committee of the Board;

•	review and recommend to the Board the adoption and appropriate revision of our corporate governance practices; and

•	make an annual report to the Board on the Chief Executive Officer succession plan.
      Directors, members of management, stockholders, or industry or professional organizations may suggest nominees. In identifying and considering candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee Charter, quality of experience, the needs of the Company and the range of talent and experience represented on the Board. The Nominating and Corporate Governance Committee also evaluates the ability of a nominee director to devote the time and effort necessary to fulfill his or her responsibilities.
      Stockholders desiring to submit recommendations for nominations by the Nominating and Corporate Governance Committee should direct them to the Nominating and Corporate Governance Committee, care of the Secretary of the Company, at the Company’s address shown on the cover page of this Proxy Statement. Such stockholder’s notice must be submitted within the time frame required for all stockholder proposals set forth elsewhere in the proxy statement and must include, among other things, (1) the name, age, business address and residence address of such stockholder, (2) the principal occupation or employment of such stockholder, (3) the class and number of shares of the Company that are beneficially owned by such stockholder, (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected. The Nominating and Corporate Governance Committee’s policy is to consider director nominations properly submitted by eligible stockholders. The Nominating and Corporate Governance Committee does not evaluate a potential nominee differently based on whether he or she is recommended by a stockholder. After completing its evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the person who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee did not receive a nominee recommendation from any stockholder this year.
Executive Committee
      The Board has established an Executive Committee composed of Thomas E. Mangold (Chairman), Lucius E. Burch, III and Thomas C. Davis. A charter has not yet been adopted for this committee, but it is anticipated that the committee will have the authority to act on behalf of the Board on all corporate actions for which applicable law does not require participation by the full Board, yet in practice the committee is expected act in place of the full Board generally when emergency issues arise or assembling the full board would be difficult or impracticable and actions taken by the Executive Committee would be reported at the next Board meeting. The Executive Committee did not meet in 2004.

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Fees Paid to Independent Auditor
      Aggregate fees billed to the Company by PricewaterhouseCoopers for 2004 and 2003 were:

Fees	2004		2003

Audit Fees	$405,000		$875,884	(1)
Audit Related Fees	—		—
Tax Fees	—		25,493	(2)
All Other Fees	11,000	(3)	—

Total	$416,000		$901,377

(1)	Audit Fees includes $505,576 of fees related to SEC filings during the Company’s initial public offering including comfort letters, consents and comment letters.

(2)	Tax Fees includes fees for tax planning and advice.

(3)	Fees related to the purchase of TeamMate software.
      PricewaterhouseCoopers has been selected by the Audit Committee and ratified by the Board as our independent auditors for the fiscal year ending December 31, 2005. If ratification of this selection of auditors is not approved by a majority of the shares of common stock, the Audit Committee may review its future selection of auditors. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.
      A representative of PricewaterhouseCoopers is expected to be present at the meeting and will have an opportunity to make a statement if desired and to answer appropriate questions.
      Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of PricewaterhouseCoopers as the independent auditors for the fiscal year ending December 31, 2005.
Recommendation of the Board of Directors
      Our board of directors unanimously recommends that stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers as our independent auditors for the fiscal year ending December 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Principal Stockholders
      The following are stockholders known by the Company to beneficially own 5% or more of its outstanding common stock as of March 4, 2005, unless otherwise indicated. Information regarding the following stockholders has been obtained from reports filed by the persons listed with the SEC and/or from the beneficial owners.

		Amount of
	Address of	Beneficial		Percentage of
Name of Beneficial Holder	Beneficial Holder	Ownership		Class Owned

Vesta Insurance Group, Inc.	3760 River Run Drive Birmingham, Alabama	7,218,228	(1)	42.8%
Luxor Capital Group, LP	599 Lexington Avenue 35th Floor	1,493,500	(2)	8.9%
	New York City, New York
RS Investment Management Co. LLC	388 Market Street, 17th Floor	1,366,450	(4)	8.1%
	San Francisco, California
DSC Advisors, L.P.	900 N. Michigan Avenue	1,018,000	(3)	6.0%
	Suite 1900 Chicago, Illinois
JMP Asset Management LLC	One Embarcadero Center	892,424	(5)	5.3%
	Suite 2100 San Francisco, California
Becker Capital Management, Inc.	1211 Southwest Fifth Avenue Portland, Oregon	887,165	(6)	5.3%

(1)	According to the information contained on Schedule 13G filed with the SEC on February 14, 2005 and information provided by Vesta Insurance Group, Inc. as of March 4, 2005. According to Vesta Insurance Group, Inc., Vesta Insurance Group, Inc. and its wholly owned subsidiary Vesta Fire Insurance Corporation have shared voting power and dispositive power over all shares. As previously disclosed, some of these shares have been pledged to Vesta’s credit facility lender. Under the terms of the pledge, Vesta’s lender has the right to sell the pledged shares in the event that Vesta defaults under its credit facility agreement.

(2)	According to information provided by Luxor Capital Group, LP as of March 4, 2005. According to information contained on Schedule 13G filed with the SEC on February 11, 2005, Luxor Capital Group, LP had shared voting power and shared dispositive power over all of the shares it beneficially owned (at that time, 1,087,000 shares).

(3)	According to the information contained on Schedule 13G/ A filed with the SEC on February 14, 2005, DSC Advisors, L.P. has shared voting power and dispositive power as to all of these shares.

(4)	According to the information contained on Schedule 13G filed with the SEC on February 14, 2005, RS Investment Management Co. LLC has shared voting power and dispositive power as to all of these shares.

(5)	According to Form 13F filed with the SEC on February 14, 2005.

(6)	According to information contained on Schedule 13G filed with the SEC on February 11, 2005 and on information provided by Becker Capital Management, Inc. as of March 4, 2005.

Directors and Executive Officers
      The following table sets forth information regarding beneficial ownership of common stock by each director, nominee, and named executive officer and the directors and executive officers as a group, all as of March 4, 2005. Additional information regarding the directors can be found under “Election of Directors.”

	Amount of Beneficial		Percentage of
Name of Beneficial Holder	Ownership(1)		Class Owned

Thomas E. Mangold	591,818	(2)	3.4%
M. Sean McPadden	46,474	(3)	*
Katherine C. Nolan	25,861	(4)	*
Timothy A. Bienek	10,200		*
David L. Scruggs	3,500		*
George M. Daly	1,525		*
Scott K. Billings	1,750		*
Wilson A. Wheeler	125		*
David B. Snyder	125		*
Lucius E. Burch, III	11,000		*
Thomas C. Davis	19,005		*
Mark E. Pape	2,500		*
Suzanne T. Porter	19,505		*
Mark E. Watson, Jr.	19,005		*
Paul J. Zucconi	3,018		*
All Executive Officers and Directors as a group (15 persons)	755,411	(5)	4.3%

*	Less than 1%

(1)	We have based our calculation of the percentage of beneficial ownership on 16,852,753 shares of common stock outstanding on March 4, 2005. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that were currently exercisable at or were exercisable within 60 days of March 4, 2005. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the business address for each beneficial owner listed below is 4450 Sojourn Drive, Suite 500, Addison, Texas 75001.

(2)	Includes options to purchase 540,855 shares that were currently exercisable or exercisable at or within 60 days.

(3)	Includes options to purchase 38,974 shares that were currently exercisable or exercisable at or within 60 days.

(4)	Includes options to purchase 20,790 shares that were currently exercisable or exercisable at or within 60 days.

(5)	Includes options to purchase 600,619 shares that were currently exercisable or exercisable at or within 60 days.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC by a specified date. Regulations promulgated by the SEC require the Company to disclose in this Proxy Statement any reporting violations with respect to the 2004 fiscal year. After reviewing the applicable filings required by the SEC and in reliance on written representations by reporting persons, the Company believes that its Section 16 reporting persons were in compliance with respect to Section 16(a) filings during 2004.
Executive Officers

Name	Age	Position

Thomas E. Mangold	50	Chief Executive Officer, President and Chairman of the Board of Directors
M. Sean McPadden	39	Executive Vice President
Katherine C. Nolan	44	Executive Vice President
Timothy A. Bienek	46	Executive Vice President and Chief Financial Officer
George M. Daly	43	Senior Vice President — Retail Division
Scott K. Billings	42	Senior Vice President, Chief Accounting Officer and Treasurer
Wilson A. Wheeler	51	Senior Vice President and Chief Claims Officer
David L. Scruggs	37	Senior Vice President — Underwriting Operations
David B. Snyder	44	Vice President, General Counsel and Secretary
      Thomas E. Mangold has been our Chief Executive Officer, President and Chairman of the Board of Directors since December 2000. Mr. Mangold has 24 years of experience in the insurance industry. Prior to joining us, Mr. Mangold served as Chief Executive Officer of Bristol West Insurance Group, Inc., a provider of non-standard automobile insurance and related services, from 1999 to 2000. From 1992 to 1997, Mr. Mangold served as Executive Vice President, Chief Operating Officer and director of Titan Holdings, Inc. and was responsible for overseeing all of the auto, public entity, premium finance and corporate operations of Titan Holdings. Mr. Mangold was also instrumental in the initial public offering of Titan Holdings in 1993, a secondary stock offering in 1995 and the sale of Titan Holdings to USF&G in 1997. Mr. Mangold continued to serve as President of Titan Auto, the primary operating subsidiary of Titan Holdings, until 1998 when Titan Auto was purchased by St. Paul. From 1977 to 1992, Mr. Mangold served in numerous management and executive positions at insurance and reinsurance companies, including the Insurance Company of North America, Guy Carpenter & Company, Inc., Delaney Intermediaries, Inc., First Security Insurance Group and Titan Insurance Company, formerly Imperial Midwest Insurance Company.
      M. Sean McPadden has been our Executive Vice President in charge of underwriting operations since April 2002. Mr. McPadden also served as one of our directors from 2002 until March 9, 2004. Mr. McPadden has 17 years of insurance operations experience. Prior to joining us, Mr. McPadden served as Chief Actuary and Senior Vice President of Product Management of Bristol West Insurance Group, Inc. from 1999 to 2002, where his responsibilities included pricing, reserving and financial reporting as well as product design, positioning and profitability of a non-standard personal automobile insurance operation with business throughout 15 states. Prior to joining Bristol West, Mr. McPadden held several actuarial posts with Travelers Insurance Company from 1987 to 1999, culminating in his being named Vice President of Non-Standard Auto, where from 1997 to 1999 he was responsible for actuarial, product development and product support for the non-standard personal automobile insurance operations of Travelers. Mr. McPadden is a Fellow of the Casualty Actuarial Society, a designation he achieved in 1994.
      Katherine C. Nolan has been our Executive Vice President in charge of administrative services since April 2002. Ms. Nolan also served as one of our directors from 2002 until March 9, 2004. Ms. Nolan has 15 years of experience in the insurance industry. Prior to joining us, Ms. Nolan served as Senior Vice President of Operations of Bristol West Insurance Group, Inc. from 2000 to 2002, where she was responsible for all processing, underwriting, customer service, cash processing and policy administration activities for Bristol West’s business, including the integration of two operational facilities with a total of 350 employees. From 1999 to 2000, Ms. Nolan served as Senior Vice President of Marketing of Harris InfoSource, a sales and marketing information services provider, where her responsibilities included product positioning, promotion and distribution for all company product lines. From 1989 to 1999, Ms. Nolan held several management positions with St. Paul Specialty Auto, culminating in Vice President of Operations, where from 1997 to 1999 Ms. Nolan was responsible for all processing, customer service and policy administration activities conducted in four regional offices.
      Timothy A. Bienek has been our Chief Financial Officer since November 2003. Mr. Bienek also served as our Treasurer from November 2003 to February 2004. Mr. Bienek has 20 years of experience in the insurance industry. Prior to joining us, Mr. Bienek was the President and Chief Operating Officer and a director of Hallmark Financial Services, Inc., a publicly traded insurance holding company, from 2002 to 2003. Mr. Bienek was employed by Benfield Blanch, Inc., a reinsurance intermediary, from 1999 to 2002, where he was promoted to the position of Chief Operating Officer after previously having had responsibility for the operations of E.W Blanch Programs Services and E.W. Blanch Capital Markets, a NASD licensed broker-dealer. From 1983 to 1999, Mr. Bienek served in numerous management and executive positions in the insurance industry, including Director of Corporate Finance and Planning and Controller of the Auto Products Group for Allstate Insurance Company, Director of Corporate Planning and then Chief Financial Officer for the Personal Lines Division of TIG Holdings, and Vice President directing the property-casualty insurance rating practice of Duff & Phelps Credit Rating Company. Mr. Bienek is a Chartered Financial Analyst.
      George M. Daly assumed the role of Senior Vice President — Retail Division with the responsibility to direct and lead our four retail agencies in August 2003. From January 2002 to August 2003, Mr. Daly served as our Vice President of Marketing. Prior to that time Mr. Daly served for over 15 years in various sales/marketing management and executive capacities within the InsureOne organization under its previous ownership. Mr. Daly began his insurance career as a sales agent with Allstate Insurance in 1984, where he remained until joining the Hallberg Agency in 1986, which became InsureOne in 1989.
      Scott K. Billings has been our Senior Vice President and Treasurer since February 2004. He became our Chief Accounting Officer in August 2004. Mr. Billings has six years of insurance industry experience. Prior to joining us, Mr. Billings was the Chief Financial Officer and Secretary of Hallmark Financial Services, Inc., a publicly traded insurance holding company, from 2003 to 2004. Mr. Billings was employed by Benfield Blanch, Inc., a reinsurance intermediary, from 1998 to 2002, where he was promoted to the position of Chief Financial Officer of domestic operations after previously serving as Chief Accounting Officer for E.W. Blanch Holdings, Inc., the publicly traded predecessor to Benfield Blanch, Inc. From 1994 to 1998, Mr. Billings served as the Controller for H.D. Vest Financial Services, Inc., a publicly traded provider of financial services to tax professionals. Mr. Billings was a senior accountant with a public accounting firm from 1989 to 1994. Mr. Billings is a Certified Public Accountant.
      Wilson A. Wheeler has been our Senior Vice President and Chief Claims Officer since August 2002. Mr. Wheeler has over 24 years of experience in the insurance industry. Prior to joining us, Mr. Wheeler was Executive Vice President of David Morse & Associates, a national multi-line insurance adjusting and investigations firm, from 2001 to 2002. From 1999 to 2001, Mr. Wheeler served as Senior Vice President and Chief Claims Officer of CCC — Claims Services, Inc., a third-party claims administration service provider, where he was responsible for all claims-related activities and over 350 employees. From 1997 to 1999, Mr. Wheeler served as Senior Vice President of TIG Insurance Company and Chief Claims Officer for Prioris, TIG’s claims administration subsidiary with over 1,400 claims employees. From 1979 to 1997, Mr. Wheeler served in various claims-related management and operational positions with Transamerica Insurance Company.
      David L. Scruggs has been our Senior Vice President — Underwriting Operations since November 2004. From August 2002 to October 2004, Mr. Scruggs served as our Vice President of Underwriting and from January 2002 to May 2003, Mr. Scruggs served as our Vice President of Marketing. Mr. Scruggs has over 11 years of experience in the insurance industry. From 1994 to 2002, Mr. Scruggs held several management positions with Harbor Insurance Group, a provider of non-standard automobile insurance, culminating in Vice President of Operations, where from 2001 to 2002 Mr. Scruggs was responsible for all policy administration and marketing activities in five states.

      David B. Snyder has been our Vice President and General Counsel since October 2002 and has served as our Secretary since March 2003. Prior to joining us, from 1999 to 2002, Mr. Snyder served as Vice President, General Counsel and Secretary of Bankers Financial Corporation and its non-insurance company subsidiaries and Associate General Counsel of the insurance subsidiaries of Bankers Insurance Group, Inc.
DIRECTOR COMPENSATION
      The Company’s non-employee directors receive $25,000 per year for serving on the Company’s Board (their “Annual Retainer”). In 2004, this amount was prorated to $11,712.33. Committee Chairmen receive an additional $5,000 per year. In 2004, this amount was prorated to $2,342.47. Non-employee directors receive $2,000 for each regular director meeting attended and $1,000 for each special meeting or committee meeting attended. Furthermore, the directors are provided with reimbursement of out-of-pocket expenses with a maximum expense reimbursement per meeting of $1,500. On May 25, 2004, the Company adopted the Affirmative Insurance Holdings, Inc. 2004 Stock Incentive Plan (the “Stock Incentive Plan”). In 2004, pursuant to the Stock Incentive Plan, each non-employee director received a one-time option to purchase 5,000 shares of the Company’s common stock at a price of $15.10 per share. These options vest one year from the date of grant. Also under the Stock Incentive Plan, each non-employee director will receive annually, on January 31, an option to purchase 5,000 shares of the Company’s common stock at a price equal to the closing price on the last day of trading in January of that year with a vesting period of one year from the date of grant. Pursuant to this provision, each director received an option to purchase 5,000 shares of the Company’s stock at a price of $16.08 per share on January 31, 2005. These options are subject to a one-year vesting period.
      The Stock Incentive Plan also allows directors to make an election to receive all or a percentage of their Annual Retainer in restricted stock rather than in cash, the number of restricted shares granted is calculated by dividing the amount of the Annual Retainer by a per share price equal to 75% of the closing price of a share of the Company’s common stock on the last trading day in January of the year for which the Annual Retainer is to be paid. In 2004, three directors elected to receive their Annual Retainers in restricted stock, and pursuant thereto were each granted 933 restricted shares.
      On February 22, 2005, the Compensation Committee recommended and on February 23, 2005, the Board approved, that in addition to the forgoing, the non-employee directors would receive, in May of each year, an annual grant of 1,000 shares of restricted stock and that members of the Audit Committee would receive an annual grant of an additional 500 shares of restricted stock. This restricted stock will vest on the first anniversary of the grant date, provided however, that the non-employee director must fulfill his or her term for which the restricted shares were granted in order for the restrictions to be lifted.
      Mr. Mangold, the only employee director, does not receive any compensation for serving on the Board.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth information for the fiscal years ended December 31, 2004 and 2003 with respect to compensation earned by our Chief Executive Officer and by our four other highest paid executive officers as of the end of the last fiscal year.

							Long Term
			Annual Compensation				Compensation

					Other Annual		Securities	All Other
					Compensation		Underlying	Compensation
Name and Principal Position	Year		Salary	Bonus (1)	(2)		Options (#)	(3)

Thomas E. Mangold	2004		$379,327	$365,000	$75,424	(4)		$8,200
Chief Executive Officer,	2003		317,351	$325,000	64,519	(5)		6,694
President and Chairman of the Board of Directors
M. Sean McPadden	2004		261,635	160,000	*		84,600	8,200
Executive Vice President	2003		244,615	154,500	—			5,169
Katherine C. Nolan	2004		203,368	125,000	*		84,600	8,200
Executive Vice President	2003		194,922	120,000	—			7,797
Timothy A. Bienek	2004		230,385	210,000	*		96,450	—
Executive Vice President	2003	(6)	16,538	75,000	—			—
and Chief Financial Officer
Scott K. Billings	2004	(7)	150,538	108,712	—		13,000	—
Senior Vice President, Chief Accounting Officer and Treasurer

(1)	The amounts reflected in the bonus column for 2003 are for bonuses earned in 2003 and paid in 2004. The amounts reflected in the bonus column for 2004 are for bonuses earned in 2004 and paid in 2005.

(2)	An asterisk (*) indicates that the total amount of perquisites or personal benefits paid to an executive officer during the applicable year was less than $50,000 or 10% of an executive’s salary and bonus, the minimum, under SEC rules, an executive must have received before any amount is required to be shown in this column.

(3)	Amounts represent employer-matching contributions under our 401(k) plan.

(4)	Consists of payments made to reimburse Mr. Mangold for housing and related travel expenses ($24,727), an auto allowance ($5,500) and cheap stock ($45,197).

(5)	Consists of payments made to reimburse Mr. Mangold for housing and related travel expenses.

(6)	Mr. Bienek joined the Company in November 2003.

(7)	Mr. Billings joined the Company in February 2004. $105,000 of Mr. Billings’ bonus was paid in 2005.

Option Grants in Last Fiscal Year
      The following table sets forth certain information concerning option grants made to the named executive officers during 2004 pursuant to our stock option plan. No SARs were granted during 2004.

		% of Total			Potential Realized Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to	Exercise		Price Appreciation for
	Underlying	Employees	Price		Option Term*
	Options	in Fiscal	($/Per	Expiration
Name	Granted	2004(1)	Share)	Date	5%	10%

M. Sean McPadden	84,600	15.4%	$14	7/14/14	$744,863	$1,887,629
Katherine C. Nolan	84,600	15.4%	$14	7/14/14	744,863	1,887,629
Timothy A. Bienek	96,450	17.6%	$14	7/14/14	849,196	2,152,030
Scott K. Billings	13,000	2.4%	$14	7/14/14	114,459	290,061

*	The assumed 5% and 10% rates of stock appreciation are rates required by the SEC for illustrative purposes and are not intended to predict actual stock appreciation. The assumed annual rate of appreciation of 5% and 10% would result with the price of the Company’s common stock appreciating to a price of $22.80 and $36.31, respectively.

(1)	There were 548,950 total options granted in 2004.
Fiscal 2004 Option Exercises and Fiscal Year-End Option Values
      The following table sets forth certain information concerning the exercise of stock options during 2004 and all unexercised options held by the named executive officers as of December 31, 2004.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options*
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas E. Mangold	—	—	540,855	82,755	$4,765,190	$765,484
M. Sean McPadden	—	—	38,974	104,087	360,510	420,519
Katherine C. Nolan	—	—	20,790	94,995	192,308	336,418
Timothy A. Bienek	—	—	—	96,450	—	273,918
Scott K. Billings	—	—	—	13,000	—	36,920

*	The value of “in-the-money” options represents the positive spread between the respective exercise prices of outstanding options and the closing price of the shares of common stock of $16.84 per share on December 31, 2004. The actual value of in-the-money options will depend upon the trading price of our common stock on the date of sale of the underlying common stock and may be higher or lower than the amount set forth in the table above.
Employment Agreement with Executive Officers
      Four of the Company’s executive officers, Thomas E. Mangold, Timothy A. Bienek, M. Sean McPadden, and Katherine C. Nolan, have employment agreements with the Company. Each of these agreements became effective upon the Company’s initial public offering in July 2004. Mr. Bienek’s, Mr. McPadden’s, and Ms. Nolan’s employment agreements each have two-year terms that expire in July 2006. Mr. Mangold’s employment agreement has a three-year term that expires in July 2007. Thereafter, each respective agreement will automatically be extended for an additional year on each anniversary of the effective date, unless either the Company or the executive officer provides at least 90 days’ written notice of non-extension. Under the agreements, the Company currently pays each of the executive officers the following base salaries, subject to annual adjustment: Mr. Mangold — $450,000; Mr. Bienek — $255,000; Mr. McPadden — $270,000; and Ms. Nolan — $215,000. These salaries were last increased in October 2004.

      If the Company terminates Mr. Mangold’s employment without cause, or if Mr. Mangold terminates his employment for good reason (as those terms are defined in his agreement), Mr. Mangold will be entitled to receive the equivalent of three years’ salary and bonus in a lump sum or in 36 monthly installments, as well as accrued compensation and a pro rata bonus as of the termination date, and continued health-related benefits for at least three years. If the Company terminates Mr. Bienek’s, Mr. McPadden’s, or Ms. Nolan’s employment without cause as defined in his or her agreement, or if such executive officer terminates his or her employment for good reason following a change of control, as those terms are defined in the agreements, the executive officer will be entitled to receive the equivalent of two years’ salary and bonus in a lump sum or in 24 monthly installments, as well as accrued compensation and a pro rata bonus as of the termination date, and continued health-related benefits for at least two years. If the Company terminates any of these executive officers’ employment for cause, as defined in the agreements, or if the executive officer resigns, the executive officer will be entitled to receive accrued compensation. In the event an executive officer’s employment is terminated by death, the Company will pay accrued compensation as well as a pro rata bonus amount.
Equity Compensation Plan Information
      The following table sets forth information regarding all of the Company’s equity compensation plans as of December 31, 2004.

	Number of		Number of Securities
	Securities to	Weighted-Average	Remaining Available
	be Issued upon	Exercise Price of	for Future Issuance
	Exercise of	Outstanding	Under Equity
Plan Category	Options	Options	Compensation Plans

Equity Compensation Plans approved by security holders:
1998 Omnibus Incentive Plan	722,202	$7.92	—
2004 Stock Incentive Plan	535,950	$14.06	964,050

Equity Compensation Plans not approved by security holders:
None
Total:	1,258,152	$10.54	964,050

PERFORMANCE GRAPH
      The following graph shows the percentage change in the Company’s cumulative total stockholder return on its common stock since its initial public offering measured by dividing the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented and (B) the difference between the Company’s share price at the end and the beginning of the periods presented; by the share price at the beginning of the periods presented. The graph demonstrates cumulative total returns for the Company, NASDAQ, and NASDAQ Insurance Index from the date of our initial public offering, July 9, 2004 through December 31, 2004.
Cumulative Total Return*
AFFM NASDAQ NASDAQ Insurance Index “7/9/2004” 100 100 100 “12/31/2004” 120.29 111.77 109.86

*	Assumes reinvestment of dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Robert Mangold
      Robert C. Mangold, brother of Thomas E. Mangold, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors, serves as a Vice President of various of our retail subsidiaries and was paid a salary of $105,631, a bonus of $15,000 and company-match of his 401(k) contributions of $3,507 for his services in 2004.
Relationships and Transactions with Vesta
      In connection with our initial public offering (the “IPO”), we entered into a number of agreements with Vesta. We negotiated the terms of these agreements, as described below, prior to the IPO of our common stock. Our Board of Directors, as constituted at that time, approved the terms of these agreements. The agreements were not reviewed or approved by the independent directors who joined our board immediately prior to the initial public offering. We believe that the terms of these agreements are comparable to or more favorable than those that we could have obtained from independent third parties.
      Registration Rights Agreement. Effective as of the completion of the IPO, we entered into a registration rights agreement with Vesta. Under this agreement, beginning six months after the completion of the IPO, Vesta will have the right to require us, subject to specified exceptions, on one occasion, to register under the Securities Act of 1933 (the “Securities Act”) shares of our common stock owned by Vesta for sale in a public offering. The shares that Vesta intends to sell must have an expected aggregate price to the public of at least $5.0 million. On March 22, 2005, Vesta announced that it had exercised its right to demand registration for approximately 3.0 million of its 7.2 million shares of Company common stock.
      The registration rights agreement also requires us to file with the SEC no later than the first anniversary of the completion of the IPO and cause to become effective no later than 90 days thereafter a registration statement relating to an offer to sell all shares of common stock then owned by Vesta. We are not required to file this registration statement if, as of the first anniversary of the completion of this offering, Vesta is no longer the beneficial owner of at least 9.9% of our outstanding common stock. We have agreed to keep this registration statement effective for up to 36 months, unless we earlier deliver an opinion of our counsel to Vesta that Vesta can sell the shares it continues to own without registration and without any limitations as to volume under Rule 144 promulgated under the Securities Act.
      If we propose to file a registration statement covering our securities, other than a registration statement with respect to our benefit plans or with respect to a business combination, Vesta will have the right to include shares of our common stock held by it in the registration, on a second-priority basis to the shares that we are including in the registration but in priority to any other stockholder who then has registration rights. If another stockholder demands a registration, Vesta will have the right to include shares of our common stock held by it in the registration in priority to both the demanding stockholder and us.
      We have agreed to pay all reasonable costs and expenses in connection with each such registration except underwriting discounts and commissions applicable to any shares of common stock sold by Vesta and the fees of Vesta’s counsel. This agreement contains customary terms and provisions with respect to, among other things, registration procedures and rights to indemnification in connection with the registration of the common stock on behalf of Vesta.
      Separation agreement. In connection with the IPO, we entered into an agreement with Vesta that formalizes certain arrangements with respect to our separation from, and our ongoing relationship with, Vesta. Under this separation agreement, we and Vesta have agreed to cooperate with and assist each other in good faith in order to facilitate our separation from Vesta, including providing access to certain information, delivering and retaining certain records and providing assistance with future litigation. In addition, Vesta will continue to provide us with certain transitional support services, including assistance with tax return preparation, statutory financial reporting and regulatory compliance matters. The term for the provision of each of these services may vary depending on our needs and the speed with which we develop our own internal capabilities or arrange for other third parties to supply us these services. Some services may be phased out over a brief period of time following the completion of this offering, while others may continue for up to a one-year term, with an additional one-year renewal period. We do not expect that the fees we will pay to Vesta for these transitional services, which will be based on Vesta’s reasonable costs, will exceed those paid by or allocated to us prior to this offering.
      In addition, we and certain of Vesta’s subsidiaries have been parties to a tax allocation agreement providing for the filing of consolidated federal income tax returns and the allocation of federal income tax liability among Vesta and its subsidiaries as a consolidated tax group. Following the completion of the IPO, we are no longer be a member of Vesta’s consolidated tax group. Under the separation agreement, we will indemnify the members of Vesta’s consolidated tax group for tax liabilities that are allocated to us for periods prior to the IPO, and Vesta will indemnify us for tax liabilities that are allocated to other members of Vesta’s consolidated tax group for periods prior to the IPO. The amount of tax allocated to us for such periods is generally equal to the federal income tax that would have been payable by us during such periods if we had filed a separate return for the taxable year and all prior periods. Under the tax laws, each member of Vesta’s consolidated tax group is severally liable for the federal income tax liability of each other member of the group. Accordingly, with respect to periods in which we have been included in Vesta’s consolidated tax group, we could be liable for any federal tax liability incurred, but not discharged, by any other member of the group. As discussed above, the other members of Vesta’s consolidated tax group will indemnify us for that liability.
      The separation agreement also includes cross-indemnification provisions whereby we will indemnify Vesta for certain losses arising from third-party claims relating to our business, assets, properties or liabilities or to misstatements or omissions of material fact made by us or our representatives in the registration statement filed in connection with the IPO. Similarly, Vesta will indemnify us for certain losses arising from third-party claims relating to Vesta’s business, assets, properties or liabilities or to misstatements or omissions of material fact made by Vesta or its representatives in such registration statement.
      Reinsurance Restructuring with Vesta. Effective December 31, 2003, Vesta restructured its internal reinsurance to effectively transfer all future economic interest in its non-standard personal automobile insurance business (the “NSA Business”) to Affirmative Insurance Company and Insura Property and Casualty Insurance Company (“Insura”), both of which became wholly owned subsidiaries of the Company as of December 31, 2003. Specifically, effective December 31, 2003, Vesta transferred to Affirmative Insurance Company and Insura all of the premiums, losses and loss adjustment expenses earned or incurred after December 31, 2003 on Vesta’s non-standard personal automobile insurance policies written or reinsured and in force as of December 31, 2003 as well as any new and renewal non-standard personal automobile insurance policies issued by Vesta’s insurance company subsidiaries and produced by our underwriting agencies on or subsequent to December 31, 2003. Vesta Fire Insurance Corporation (“Vesta Fire”) retained all loss and loss adjustment expense reserves as of December 31, 2003 related to these non-standard personal automobile policies, and remains liable for any losses and allocated loss adjustment expenses associated with these policies that occurred on or prior to December 31, 2003. We have the right to require Vesta Fire to provide a letter of credit or establish a trust account to collateralize net amounts recoverable by us in certain circumstances, including in the event Vesta Fire is assigned an A.M. Best financial strength rating below “B+.”
      With respect to non-standard personal automobile insurance policies that were originally issued by Affirmative Insurance Company or Insura, representing approximately $108.8 million of gross premiums written in 2003, this restructuring involved a termination of the internal reinsurance on a cut-off basis, meaning that Vesta Fire as reinsurer retained its loss and loss adjustment expense reserves as of December 31, 2003 and remains liable for any losses occurring on or prior to December 31, 2003 on policies issued by Affirmative Insurance Company and Insura. In connection with this termination, Vesta Fire returned to Affirmative Insurance Company and Insura all of their non-standard personal automobile unearned premium liability related to the in-force policies originally issued by Affirmative Insurance Company and Insura as of December 31, 2003, and these companies paid a ceding commission refund to Vesta Fire in the form of 812,404 shares of our common stock.

      With respect to non-standard personal automobile insurance policies issued by other insurance company subsidiaries of Vesta and reinsured by Vesta Fire, representing approximately $216.0 million of gross premiums written in 2003, this restructuring involved a termination of the internal reinsurance with Vesta Fire on a cut-off basis, followed by the other insurance company subsidiaries of Vesta entering into reinsurance agreements with Affirmative Insurance Company to cede to Affirmative Insurance Company all of their unearned premium liability related to the in-force non-standard personal automobile insurance policies as of December 31, 2003. In connection with these new reinsurance agreements, Affirmative Insurance Company paid an aggregate ceding commission to the other insurance company subsidiaries of Vesta in the form of 659,580 shares of our common stock.
      We anticipate that we will complete the process of transitioning the non-standard personal automobile insurance business written by Vesta’s other insurance company subsidiaries to Affirmative Insurance Company and Insura during 2005. During this transitional period Affirmative Insurance Company will reinsure the new and renewal policies written by the other Vesta insurance company subsidiaries pursuant to a 100% quota share reinsurance agreement, whereby Affirmative Insurance Company will assume 100% of the underwriting results of the Vesta insurance company subsidiaries related to non-standard personal automobile insurance policies produced by our underwriting agencies on or after December 31, 2003.
ADDITIONAL INFORMATION
Stockholders Sharing a Common Address
      If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send one copy of our annual report and proxy statement to your address. You may revoke your consent to householding by contacting your broker, if you hold common stock in street name, or the secretary of the Company, if you are the registered holder of the common stock. The revocation of your consent to householding will be effective 30 days following its receipt. Upon written or oral request to the secretary of the Company at the address or telephone number provided above, the Company will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written or oral request to the same address (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.
Incorporation by Reference
      The material under the headings “Compensation Committee Report on Executive Compensation,” “Performance Graph” and “Audit Committee Report” and the disclosure regarding independence of the members of the Audit Committee shall not be deemed to be “filed” with the SEC nor deemed incorporated into any future filing with the SEC, except to the extent that we specifically incorporate it by reference into the filing.
OTHER MATTERS
      The Board knows of no other business that will be presented at the 2005 Annual Meeting. If any other business is properly brought before the 2005 Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

QUESTIONS?
      If you have questions or need more information about the Annual Meeting, write to:

Affirmative Insurance Holdings, Inc.
4450 Sojourn Drive, Suite 500
Addison, Texas 75001
Attention: David B. Snyder, Secretary

By order of the Board of Directors

Thomas E. Mangold
Chief Executive Officer and
Chairman of the Board of Directors
April 4, 2005
Addison, Texas

APPENDIX A
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

AFFIRMATIVE INSURANCE HOLDINGS, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
Purpose
      1. The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Affirmative Insurance Holdings, Inc. (the “Company”) is to assist the Board in fulfilling its financial, legal and regulatory oversight responsibilities. The Committee’s primary responsibilities are to oversee the Company’s accounting, financial reporting and control processes and the audits of the Company’s financial statements, including (1) the preparation, presentation and integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditor.
      2. The Committee has the responsibilities and powers set forth in this Charter. Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the financial statements. The Committee’s responsibility is to monitor and review these processes and procedures. Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.
      3. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any stockholder of the Company who requests it.
Membership and Meetings
      1. The Committee shall be appointed annually by the Board and shall report to the Board. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies, subject to such new member(s) satisfying Committee membership requirements. The Committee shall designate one of its members to be the Chairman of the Committee.
      2. The Committee shall be comprised of not less than three members of the Board, each of whom is independent as determined by the Board in accordance with the Company’s Corporate Governance Guidelines.
      3. Each member of the Committee shall have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.
      4. At least one member of the Committee shall, in the judgment of the Board, be an audit committee financial expert in accordance with the rules and regulations of the SEC.
      5. No member of the Committee shall serve on more than three audit committees of publicly held companies.
      6. The Committee shall meet at least quarterly, either in person or telephonically, and at such times and places as the Committee shall determine.

Oversight of the Company’s Independent Auditor
      1. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (subject to stockholder ratification). In exercising this responsibility, the Committee shall obtain and review a written report provided by the independent auditor describing (1) the independent auditor’s internal quality control procedures, (2) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more of the firm’s audits, and any steps taken to deal with any such issues and (3) all relationships between the independent auditor and the Company. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and shall take appropriate action to ensure such independence. Prior to commencement of the annual audit, the Committee will review the independent auditor’s scope of work to be performed. Subsequent to the commencement of the annual audit, the independent auditor shall inform the Committee of any significant changes in the original audit plan, review the results of the audit and any problems or difficulties that the auditor encountered in the course of their audit work. In addition, the independent auditor shall discuss with the Audit Committee any questions, comments or suggestions that they may have relating to internal controls or accounting practices and procedures.
      2. The Committee shall pre-approve any audit and permitted non-audit services performed by the independent auditor to assure that the provisions of such services do not impair the auditor’s independence. In lieu of explicit pre-approval of each engagement, the Committee may establish by resolution policies and procedures for pre-approval of certain categories of services (e.g., Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees, or such other categories as may be required by applicable regulation), provided such policies and procedures (i) are detailed as to the nature of the services included within such categories (ii) do not delegate the authority to approve engagements to management and (iii) provide that the Committee be informed of each service actually rendered to the Company. Such policies and procedures shall be established by resolution at any time in advance of the provision of services for which pre-approval is required, and the Committee may revise the list of pre-approved services by resolution from time to time. Such policies and procedures may also provide for de minimis exceptions to the pre-approval requirement as permitted by law and applicable regulation.
      3. The Committee may delegate the authority to pre-approve any audit or permitted non-audit service to one or more designated members of the Committee who are independent directors of the Company, and the decisions of any such designated member of the Committee shall be reported to the Committee at its next scheduled meeting.
      4. The Committee shall approve the fees paid to the Company’s independent auditor. In lieu of explicit approval of fees for each engagement, the Committee may establish by resolution annual limits on fees to be paid to the independent auditor for each category of service pre-approved by the Committee. Such limits may be established by resolution of the Committee from time to time. The Committee may delegate the authority to approve the fees paid to the independent auditor to one or more designated members of the Committee who are independent directors of the Company, and the decisions of any such designated member of the Committee shall be reported to the Committee at its next scheduled meeting.
      5. From time to time, the Committee will review with management and the internal auditors, without the presence of the independent auditor, the competence and performance of the independent auditor.
Annual and Quarterly Financial Statements
      1. The Committee will review and discuss with management and the independent auditor the annual audited financial statements and the quarterly financial statements, including the disclosures in management’s discussion and analysis and the annual independent auditor’s opinion. The annual and quarterly discussions regarding the financial statements with management and the independent auditor will include a discussion of:

a) all critical accounting policies and estimates inherent in the financial statements, including the appropriateness and clarity of the disclosure concerning such critical accounting policies and estimates;

b) all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor;

c) other material written communications between the independent auditor and the Committee or management, such as the independent auditor’s Report to Management and management’s responses thereto or schedules of unadjusted differences and their significance to the Company’s financial statements as a whole; and

d) any other matters related to the conduct of an audit required to be communicated to those responsible for the oversight of the financial reporting process (e.g., communications required by SAS No. 61 and No. 90).
      2. The Committee shall recommend to the Board whether the financial statements should be included in the annual report on Form 10-K or quarterly report on Form 10-Q.
      3. The Committee will review, at least quarterly, with the independent auditor without the presence of management and internal audit the adequacy of the cooperation of management and internal audit in the conduct of services, any audit problems or difficulties and any material disagreements with management.
      4. The Committee shall be responsible for resolving any disagreements between the Company’s independent auditor and management.
Oversight of Internal Audit
      1. The Committee shall oversee the Company’s internal audit function. The internal audit function may be performed by an outside auditor other than the independent auditor under the supervision of management, if the Committee determines appropriate. With regard to internal audit the Committee shall:

a) Review the proposed scope of the internal audit for each year under the period deemed appropriate;

b) The internal auditor shall inform the Committee of any significant changes in the original internal audit plan, review the results of internal audits, any problems or difficulties that internal audit encountered in the course of their audit work, and management’s response, and discuss any questions, comments or suggestions that internal audit may have relating to the internal controls, and accounting practices and procedures;

c) At least quarterly, review with internal audit, without the presence of management, the cooperation of management during the performance of the internal audits; and

d) Review and concur in the appointment replacement, reassignment or dismissal of the director of internal audit.
Compliance with Legal and Regulatory Requirements
      1. The Committee shall prepare the Audit Committee Report required by Securities and Exchange Commission (“SEC”) Regulation S-K Item 306 each year and cause such report to be included in the Company’s annual proxy statement.

      2. The Committee shall also review with management each year the disclosures relating to the audit committee and the administration of the audit required by applicable law and regulation, including:

a) Disclosures required in the proxy statement by Schedule 14A, Item 7 (or any successor regulation), including (i) identification of the audit committee members, (ii) statement that such members are “independent” as defined by applicable Nasdaq National Market listing standards or additional information concerning any member who is not, and (iii) statement of adoption of this Charter and provision of a copy of the Committee’s Charter at least once every three years and for the year in which the Charter is revised.

b) Disclosures required in the annual report proxy statement by Schedule 14A, Item 9 (or any successor regulation), including (i) fees paid to the independent auditor segregated by category (e.g., Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees, or such other categories as may be required by applicable regulation) and the nature of the services included within such categories and (ii) a description of the Committee’s pre-approval policies and procedures to pre-approve services by category, including the percentage of the total fees paid to the independent accountant for unapproved services where a de minimis exception was used.

c) Disclosures required by Regulation S-K, Item 401(h) — Audit Committee Financial Expert.
      3. The Committee will be responsible for reviewing and approving all related party transactions from time to time unless another independent body of the Board is designated to review and approve any such transaction. The term “related party transaction” shall refer to transactions required to be disclosed pursuant to Regulation S-K, Item 404.
Other Duties and Responsibilities
      1. The Committee shall be responsible for establishing procedures for and for the monitoring of the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submissions by Company employees regarding questionable accounting or auditing matters.
      2. The Committee will obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities. The Committee has the authority to retain and compensate such advisors without seeking Board approval.
      3. The Committee shall receive funds from the Company for the payment of compensation to the Company’s independent auditor and outside legal, accounting or other advisors employed by the Committee, and ordinary administrative expenses, in such amounts and at such times as the Committee determines by resolution from time to time.
      4. The Committee will discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. These discussions may be general discussions of the type of information to be disclosed and the type of presentations, and need not occur in advance of each earnings release or each instance in which the Company may provide guidance.
      5. Meet periodically with management to review and assess the Company’s major financial risk exposures and the manner in which risks are being monitored and controlled.
      6. The Committee will review with the Company’s general counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies, and any material reports or inquiries received from regulators or government agencies.
      7. The Committee will establish by resolution from time to time clear hiring policies for employees or former employees of the independent auditor.

      8. The Committee will report regularly to the Board and review with the Board any issues that may arise with respect to:

a) the quality or integrity of the Company’s financial statements;

b) the Company’s compliance with legal or regulatory requirements;

c) the performance and independence of the Company’s independent auditors; or

d) the performance of the Company’s internal audit function.
      9. The Committee will annually review and reassess the adequacy of this Audit Committee Charter and revise as needed to address new requirements, Company circumstances and changing expectations of the Board.
      10. The Committee will evaluate its own performance annually by distributing to its members a written self-assessment.
(remainder of page intentionally left blank)

You are cordially invited to attend the
Annual Meeting of Stockholders of
AFFIRMATIVE INSURANCE HOLDINGS, INC.
To be held
Friday, May 20, 2005
9:00 a.m. Central Standard Time,
InterContinental Dallas
15201 Dallas Parkway
Addison, Texas 75001

DETACH IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY

AFFIRMATIVE INSURANCE HOLDINGS, INC.

Proxy Solicited on Behalf of the Board of Directors

for the 2005 Annual Meeting of Stockholders

The undersigned hereby appoints Thomas E. Mangold, Timothy A. Bienek and David B. Snyder as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Affirmative Insurance Holdings, Inc. to be held on May 20, 2005, at 9:00 a.m. Central Standard Time and any postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEMS BELOW, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN ITEM 1 AND FOR ITEM 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

AFFIRMATIVE INSURANCE HOLDINGS, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☑	Please mark votes as in this example.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed below and FOR Item 2.

1.	Election of Directors (Check only one box)

Nominees:	(01) Lucius E. Burch, III, (02) Thomas C. Davis, (03) Thomas E. Mangold, (04) Mark E. Pape, (05) Suzanne T. Porter, (06) Mark E. Watson, (07) Paul J. Zucconi

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as written above

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm.	☐	☐	☐

In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

The undersigned acknowledges receipt of the 2005 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

Signature:	Date:	, 2005	Signature:	Date:	, 2005